                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No._)

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MEDIA SCIENCES INTERNATIONAL, INC.
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MEDIA SCIENCES INTERNATIONAL, INC.
40 Boroline Road
Allendale, New Jersey 07401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, December 11, 2003
Time:	1:00 P.M., local time
Place:	American Stock Exchange, 86 Trinity Place, New York, New York 10006

Purposes of the meeting:

o	To elect seven members of the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualifed;
o	To ratify the selection of Wiss & Company, LLP as our independent certified public accountants for the fiscal year ending June 30, 2004 until new accountants are selected;
o	To vote upon the ratification of the issuance of up to an additional 4,022,522 shares of common stock underlying series A preferred stock, if necessary, in excess of current conversion terms, assuming preferred stockholders, in whole or in part, elect to accept an offer of exchange for their preferred stock or such preferred stock is otherwise converted pursuant to the terms of the series A preferred stock, for AMEX additional share listing purposes;
o	To vote upon the ratification of the issuances of employment-issued stock options for 925,000 shares of common stock, for AMEX additional share listing purposes; and
o	To act on such other business as may properly come before the Annual Meeting or any adjournment thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

Record date:

October 24, 2003 is the record date for the meeting. This means that owners of our common stock at the close of business on that date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. The stock transfer books will remain open between the record date and the date of the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy. However, if a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

By order of the Board of Directors /s/ Frances Blanco Frances Blanco Secretary

Allendale, New Jersey
October 29, 2003

WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING, PLEASE VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

The Proxy Statement, proxy card and our Annual Report on Form 10-KSB will be mailed to each stockholder commencing on or about November 11, 2003.

TABLE OF CONTENTS

                                                                            Page

Voting Information                                                            3
Proposal No. 1.  Election of Directors                                        6
     Nominees                                                                 6
     Business Experience of Nominees                                          6
     Director Compensation                                                    8
     Board Committees and Meetings                                            8
     Report of the Audit Committee                                            9
Executive Compensation                                                       10
Section 16(a) Beneficial Ownership Reporting Compliance                      14
Certain Relationships and Related Transactions                               15
Stock Ownership                                                              17
Proposal No. 2.  Ratification of Selection of Independent Accountants        19
Proposal No. 3.  To vote upon the ratification of the issuance of up to      20
     an additional 4,022,522 shares of common stock underlying series A preferred stock, if necessary, in excess of current conversion terms, assuming preferred stockholders, in whole or in part, elect to accept an offer of exchange for their preferred stock or such preferred stock is otherwise converted pursuant to the terms of the series A preferred stock, for AMEX additional share listing purposes.
Description of Our Securities                                                21
Proposal No. 4.  To vote upon the ratification of the issuances of           22
     employment-issued stock options for 925,000 shares of common stock, for AMEX additional share listing purposes.
Stockholder Proposals                                                        24
Annual Report                                                                24
Financial Statements                                                         24
Other Action at Meeting                                                      25
Appendix 1.  Audit Committee Charter
Appendix 2.  Compensation Committee Charter

MEDIA SCIENCES INTERNATIONAL, INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 11, 2003

VOTING INFORMATION

Date, time and place of meeting

The enclosed Proxy is solicited on behalf of the Board of Directors of Media Sciences International, Inc. for use at the Annual Meeting of Stockholders to be held on Thursday, December 11, 2003 at 1:00 P.M., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, or at any adjournment of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting. We intend to mail this Proxy Statement and the accompanying Notice of Annual Meeting on or about November 11, 2003, to all stockholders entitled to vote at the Annual Meeting and to those entitled to notice of the proposals.

Purpose of meeting

There are four proposals scheduled to be voted on at the meeting, which are described in more detail in this Proxy Statement:

o	election of seven directors;
o	ratification of the appointment of Wiss & Company LLP as independent auditor;
o	ratification of issuance of up to an additional 4,022,522 shares of common stock underlying series A preferred stock, if necessary, in excess of current conversion terms, for AMEX additional share listing purposes; and
o	ratification of the issuances of employment-issued stock options for 925,000 shares of common stock, for AMEX additional share listing purposes.

Who can vote?

You can vote if you were a stockholder of record of our common stock as of the close of business on October 24, 2003. You are entitled to one vote for each share of common stock you held on the record date, including shares:

o	held directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, as a “holder of record”, and
o	held for you in an account with a broker, bank or other nominee (shares held in “street name”).

Each share of common stock gets one vote and there is no cumulative voting. Our common stock is the only class of voting stock.

How many shares must be present to hold the meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 3,577,210 shares of common stock outstanding. Your shares are counted as present at the meeting if you:

o	have properly voted by Internet or telephone or submitted a proxy card prior to the meeting; or
o	are present and vote in person at the meeting.

What vote is required to approve each proposal?

o	Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the seven nominees who receive the largest number of “FOR” votes cast will be elected as directors.
o	Ratification of Accountants. The proposal to ratify the appointment of the independent auditor requires the “FOR” vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal.
o	Ratification of Additional Shares Issuance Underlying Preferred Stock. The proposal to ratify the issuance of up to an additional 4,022,522 shares of common stock underlying series A preferred stock dividend and conversion rights, if necessary, in excess of current conversion terms, for AMEX additional share listing purposes, requires the “FOR” vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal.
o	Ratification of Additional Shares Issuance Underlying Stock Options. The proposal to ratify the employment-issued stock options to acquire 925,000 shares of common stock, for AMEX additional share listing purposes, requires the “FOR” vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR”, “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of the independent auditor. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. If you abstain from voting on the other proposal, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” ratification of the appointment of the independent auditor.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that are not voted by brokers with respect to a particular proposal will be treated as shares present for purposes of establishing a quorum, but are not considered as entitled to vote on the proposal in question, thus effectively reducing the number of shares needed to approve the proposal.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” each of the director nominees and “FOR” ratification of the appointment of Wiss & Company LLP as Media Sciences International’s independent auditor.

How do I vote my shares without attending the meeting?

Whether you hold shares directly, in street name, or through a stock ownership plan, you may direct your vote without attending the Annual Meeting. If you are a stockholderr of record or hold shares through the 401(k) or other plan, you may vote by granting a proxy, as follows:

o	By Internet or Telephone—You may submit your proxy by following the instructions on the proxy card. If you vote in this way, you do not need to return your proxy card. The telephone and Internet voting procedures are designed to authenticate your identity as a stockholder, allow you to give your voting instructions and confirm that your instructions have been recorded properly.
o	By Mail—You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

The deadline for telephone and Internet voting is 11:59 p.m. Eastern Daylight Saving Time on December 10, 2003. For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

How do I vote my shares in person at the meeting?

Even if you plan to attend the meeting, we encourage you to vote by telephone, Internet or mail so your vote will be counted if you later decide not to attend the meeting.

If you choose to vote at the Annual Meeting and:

o	you are a stockholder of record, to vote your shares at the meeting you should bring the enclosed proxy card and proof of identity.
o	you hold your shares in street name, you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote at the meeting.

Bring your proxy card (for record holders) or proof of beneficial ownership (for street name holders) such as a recent brokerage statement or a letter from your bank or broker, and proof of identity to the meeting.

May I change my vote?

Yes. Whether you have voted by mail, telephone or the Internet, you may change your vote and revoke your proxy by:

o	voting by telephone or the Internet at a later time,
o	submitting a properly signed proxy card with a later date,
o	voting in person at the Annual Meeting, or
o	sending a signed statement with a later date to that effect to Media Sciences International, Inc., Attn.: Secretary, 40 Boroline Road, Allendale, New Jersey 07401.

Solicitation

The attached Proxy is solicited on behalf of our Board of Directors. We will bear the cost of soliciting proxies. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, we may retain the services of one or more firms to assist in the solicitation of proxies, and may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

The names of the nominees for directors and their positions and offices with Media Sciences are described in the table below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Media Sciences to serve until the next Annual Meeting and until their successors have been elected and qualified.

The following incumbent directors are being nominated for re-election to the Board:

----------------  ---  ---------------------------------------------  ----------------------
Name              Age  Position                                       Board Committees
----------------  ---  ---------------------------------------------  ----------------------
Michael W. Levin  38   Chief Executive Officer, President and         Compensation Committee
                       Chairman of the Board
Frances Blanco    42   Vice President Marketing and Investor
                       Relations, Treasurer, Secretary and Director
Paul C. Baker     66   Director                                       Audit Committee,
                                                                      Compensation Committee
Edwin Ruzinsky    70   Director                                       Audit Committee
Donald Gunn       51   Director and Vice President of Media
                       Sciences, Inc
Henry Royer       71   Director                                       Compensation Committee
Sagiv Shiv        46   Director                                       Audit Committee
----------------  ---  ---------------------------------------------  ----------------------

Required Votes

Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee’s total.

The Board of Directors recommends a vote “FOR”
the election of each of the nominated directors.

Business Experience of Nominees

Michael W. Levin, Chief Executive Officer, President and Chairman of the Board:
Michael W. Levin has served as our Chief Executive Officer, President and Chairman of the Board since June 18, 1998. Mr. Levin serves on the compensation committee. Before June 1998, he had served as President, Treasurer, Secretary and Chairman of Media Sciences’ predecessor, Cadapult Graphic Systems Inc. (“CGSI”) since 1987, when he founded CGSI while attending Lehigh University. He is responsible for a senior management team as well as merger and acquisition activity and corporate finance. In 2002, Mr. Levin was recognized in Business News New Jersey’s annual “40 under 40” issue, which profiles the state’s outstanding business leaders under the age of 40. He also was selected as the honorary annual fundraising chairman for the Children’s Cancer Research Fund of New York Medical College in 1999. In 1987, Mr. Levin graduated summa cum laude from Lehigh University, receiving a Bachelor of Science Degree in Mechanical Engineering.

Frances Blanco, Vice President of Marketing and Investor Relations, Treasurer, Secretary and Director:
Frances Blanco has served as our Vice President of Marketing and Investor Relations, Treasurer, Secretary and a Director since June 18, 1998. From 1993 to June 18, 1998, she served as Vice President of Marketing and Investor Relations, Treasurer, Secretary and a director of CGSI. Blanco manages all aspects of marketing, including brand identity, demand creation and vendor relationships for us as well as investor relations. From 1984 through 1989, Blanco was a Reseller Account Manager at Lotus, where she designed and implemented tactical channel programs. From August 1989 through June 1993, Blanco served as a Business Development Manager at Tektronix, Inc., where she was responsible for the development of color printing standards in strategic customers. She earned a Bachelor of Science degree in Marketing from Bentley College in 1982 and a Masters of Business Administration degree from Boston College in 1985.

Paul C. Baker, Director:
Paul C. Baker has served as a Director since June 18, 1998. Mr. Baker is the chairman of the Compensation committee and also serves on the audit committee. From 1986 to 2000 he was President of Sherwood Partners, Inc., a venture capital and management consulting company, which he founded, that focused on developing companies with high growth potential. From 2000 to present, he has been General Partner of PCB Associates, LLC which performs similar services. Prior to 1986, Baker held various management positions during 25 years of employment with American Cyanamid Co., including President of Cyanamid’s Shulton, Inc. subsidiary from 1977 to 1979 and Group Vice President of Cyanamid from 1979 to1984. Baker graduated from Lehigh University in 1959 and 1960 with degrees in Engineering and Liberal Arts and received his MBA degree from Fairleigh Dickinson University in 1963.

Edwin Ruzinsky, Director:
Mr. Ruzinsky has served as a Director since August 27, 1999 and is the chairman of the Audit committee. He is a Certified Public Accountant and a Certified Management Consultant. Prior to his retirement on June 1, 1996 as a Partner in Deloitte Consulting LLC, a wholly-owned subsidiary of Deloitte & Touche LLP, he served for many years as the firm's National Director-Media Industry Services. He previously served Times Mirror Company as Vice President of Finance & Administration/Book Publishing Group and Parent's Magazine Enterprises, Inc. as Chief Accounting Officer. Mr.Ruzinsky continues serving as a member of the Pace University/Dyson School of Liberal Arts & Sciences/Master of Science in Publishing Advisory Board. He is currently a member of the Boards of Dowden Health Media, Inc., a provider of specialized publications and customized communication products for healthcare professionals and consumers, and of Gentis, Inc., engaged in the research and development of therapeutic products for the repair and regeneration of human tissues (such as cartilage tissue and intervertebral disc tissue) through the use of scaffolds that beneficially affect progenitor and other cells at the site of repair or regeneration.

Donald Gunn, Director:
Donald Gunn has served as a Director since December 23, 1999. Since December 13, 1999, he has served as Vice President of Media Sciences, Inc. Gunn manages product development and strategic major account relationships for Media Sciences. He founded ultraHue, Inc., a manufacturer of ink and toner products for computer printers in March 1996. He served as President and Chief Executive Officer of ultraHue until we acquired ultraHue on December 13, 1999. From June 1997 to November 1998, he served as the Western Sales Manager for Invention Machine Corporation, a Boston based provider of software designed to aid engineers in the development of engineering solutions. From August 1995 to May 1997, he worked as Regional Manager for the Pacific Northwest for 3D Systems, located in Valencia, California, a company that produces stereo lithography machines. From October 1987 to August 1995, he worked for the Color Printer Division of Tektronix, Inc., located in Wilsonville, Oregon, in various sales and marketing positions, including Major Account Manager and VAR Account Manager for the Western United States. From July 1986 to October 1987, he worked as a sales manager for Silma, Inc., located in Santa Clara, California, a company that produced software for industrial equipment. From January 1985 to June 1986, he was the Western Area Sales Manager for AAB Robotics, located in Fort Collins, Colorado, a company that produced equipment for the welding industry. He received a Bachelors of Science degree in Electrical Engineering from the University of Illinois in 1974.

Henry Royer, Director:
Henry Royer has served as a Director since December 23, 1999. Mr. Royer serves on the Compensation committee. From 1965 to 1983, Mr. Royer held several positions at First National Bank of Duluth, serving as Executive Vice President/Loans when he left First National Bank. He then joined The Merchants National Bank of Cedar Rapids, now named US Bank Cedar Rapids, N.A., where he served as Chairman and President until August 1994. From September 1994 through December 31, 1997, he served as the President and Chief Executive Officer of River City Bank, Sacramento, California. He served as an Independent Trustee of Berthel Growth & Income Trust I from its date of inception in 1995 through February 5, 1999, when he resigned to join Berthel Fisher & Company Planning Inc., and was elected President of Berthel Trust in July 1999. He was elected President of Berthel SBIC, LLC in August 1999. He currently serves as Chairman of the board of Cedar Rapids Bank and Trust and as a member of the board of QCRH a bank holding company. He also serves on various Boards of privately held companies. He graduated in 1953 from Colorado College with a B.A. in Money and Banking.

Sagiv Shiv, Director:
Sagiv Shiv has served as a Director since January 21, 2003. Dr. Shiv is a member of the audit committee. Dr. Shiv is currently a Managing Director at Punk Ziegel and Company, a full service investment bank, which he joined in 2001, that provides services centered around emerging, high growth companies. Prior to joining Punk Ziegal, from 1999 to 2001, he worked at Ryan, Beck & Co., where he was a director. From 1997 to 1999, he worked at Josepthal & Co., Inc., where he was a vice president. Dr. Shiv has also served as Chief Financial Officer for both the Plastiflex Group, an international manufacturing company, from 1993 to 1997, and The Petroglas Group, a diversified holding company, from 1987 to 1993. In addition, Dr. Shiv has extensive experience in international business, international treasury management, mergers and acquisitions, and project finance. He holds a B.Sc. and Ph. D. Degrees in Finance and Commercial Economics from Pacific Western University.

Director Compensation

We have a compensation plan for our independent directors. Commencing fiscal year 2004, eligible outside directors are paid $5,000 per year, payable quarterly, for attendance at regular and special meetings and may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and for other expenses incurred in their capacity as directors of Media Sciences. Outside directors are granted ten year stock options under the incentive stock option plan to purchase 10,000 shares of common stock, exercisable at the fair market value on the date of appointment to the Board. Outside directors will also be granted, annually, additional stock options to purchase 5,000 shares of common stock.

Board Committees and Meetings

During the fiscal year that ended on June 30, 2003, the Board of Directors held five meetings. During this period, all of the directors serving on the Board at the time attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors.

We have an Audit Committee, which through the review of our 2003 fiscal year financials consisted of the following members of the Board of Directors: Edwin Ruzinsky, Paul Baker and Sagiv Shiv. Mr. Ruzinsky is a financial expert. The function of the Audit Committee includes reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of Media Sciences, reviewing with Media Sciences’ independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distribution by Media Sciences. Each member of the Audit Committee is independent as defined under the American Stock Exchange’s listing standards. The Audit Committee consists of non-employee directors whom Media Sciences has determined are free of any relationship that could influence their judgement as a committee member and are not associated with a major vendor to, or a customer of, Media Sciences. The Audit Committee met two times in connection with fiscal year 2003. A copy of our present Audit Committee Charter is annexed hereto as Appendix 1.

We have a Compensation Committee, which has consisted of the following members of the Board of Directors: Paul Baker, Henry Royer and Michael W. Levin. The function of the Compensation Committee is to make determinations concerning salaries and incentive compensation for our officers and employees. A copy of our present Compensation Committee Charter is annexed hereto as Appendix 2.

Members of the Audit Committee and Compensation Committee are selected each year by our Board of Directors after our annual stockholders’ meeting. Selection to a committee of the Board of Directors is determined by the majority vote of the Board of Directors. The Board of Directors intends to elect incumbent directors who are re-elected to the Board of Directors to continue to serve on the committees they presently serve.

Report of the Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee recommends to the Board of Directors the selection of the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. Management has primary responsibility for the financial statements, the reporting process, and internal controls. The Audit Committee acts under a written charter, first adopted and approved in fiscal year 2000. The Audit Committee held two meetings in 2003. The members of the Audit Committee are independent directors as defined by the Audit Committee charter and the rules of the American Stock Exchange.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended June 30, 2003 with management and with representatives of Wiss & Company, LLP, the Company’s independent accountants.

The Audit Committee has discussed with representatives of Wiss & Company the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from Wiss & Company required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with them their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Edwin Ruzinsky
Paul Baker
Sagiv Shiv

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth information concerning the annual and long-term compensation during our last three fiscal years of our Chief Executive Officer and all of our other officers (“Named Executive Officers”).

---------------------------  --------  --------  -----------  ----------------  ------------
                                                              Long Term
                                                              Compensation
                                    Annual Compensation       Awards
                                                              Securities
                                                              Underlying        All Other
Name and Principal Position  Year      Salary    Bonus        Options/SARS (#)  Compensation
---------------------------  --------  --------  -----------  ----------------  ------------
Michael W. Levin             2003      $150,000  $15,000 (a)  500,000 (b)       $2,593
Chief Executive Officer      2002      $150,000  $15,000 (c)        0           $2,625
and President                2001      $150,490       $0            0           $2,490

Frances Blanco               2003      $100,000  $15,000 (a)   25,000 (d)       $2,872
Vice President, Treasurer    2002      $100,000  $15,000 (c)        0           $2,787
and Secretary                2001       $90,000       $0      100,000 (e)       $2,625

Duncan Huyler                2003      $107,185   $8,000 (a)   25,000 (d)       $  888
Vice President               2002      $107,185   $8,000 (c)        0           $  223
                             2001      $105,485       $0      100,000 (e)       $2,637

Duncan Yates                 2003      $116,845  $15,000 (a)   25,000 (d)       $  938
Vice President               2002      $118,184  $15,000 (c)        0           $1,012
                             2001      $110,000  $10,000      100,000 (f)       $  938

Donald Gunn                  2003      $ 90,833  $10,000       25,000 (d)       $2,087
Vice President of            2002      $ 80,000       $0       50,001 (g)       $1,510
Media Sciences, Inc.         2001      $ 80,000       $0            0           $1,681

Denise Hawkins               2003 (h)  $ 51,731       $0            0           $  647
---------------------------  --------  --------  -----------  ----------------  ------------
(a)	Refers to bonus compensation, including deferred bonus of $15,000 for each of Levin, Blanco and Yates, and of $8,000 for Huyler.
(b)	Refers to stock options granted in June 2003, pursuant to an employment agreement effective as of July 1, 2003. The stock options are exercisable at $1.00 per share and expire in June 2008. Options to purchase 250,000 shares vested immediately and options to purchase an additional 250,000 shares vest ratably over the period July 1, 2003 through June 30, 2005.
(c)	Refers to bonus compensation, including deferred bonus of $7,500 for each of Levin, Blanco and Yates, and of $4,000 for Huyler.
(d)	On April 7, 2003, we issued to each of Duncan Huyler, Frances Blanco, Duncan Yates and Donald Gunn, stock options to purchase 25,000 shares of common stock. The stock options vest on April 6, 2004 and are exercisable until April 5, 2008 at $0.50 per share.
(e)	Refers to stock options granted in fiscal year 1999 and reissued in fiscal year 2001. Each of Frances Blanco and Duncan Huyler have five-year stock options to purchase up to 100,000 shares of common stock, subject to vesting only after we achieve certain corporate levels of earnings: stock options to acquire 25,000 shares can be exercised following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceed each of $500,000, $1,000,000, $1,500,000 and $2,000,000. For each of Blanco and Huyler, stock options to purchase 50,000 shares vested based upon the achievements of the first two vesting criteria in the 2000 fiscal year, stock options to purchase an additional 25,000 shares vested based upon the achievement of the third vesting criteria in the 2002 fiscal year, and stock options to purchase an additional 25,000 shares vested due to the achievement of the fourth vesting criteria in fiscal year ended 2003. The exercise price is $1.25 per share.
(f)	Refers to stock options to purchase up to 100,000 shares of common stock, of which stock options to acquire 50,000 shares vested immediately and stock options to acquire an additional 50,000 shares subject to vesting only after we achieve certain corporate levels of earnings: stock options to acquire 25,000 shares can be exercised following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceed each of $1,500,000 and $2,000,000. Stock options to purchase an additional 25,000 shares vested based upon the achievement of the first vesting criteria in the 2002 fiscal year, and stock options to purchase an additional 25,000 shares vested based upon the achievement of the second vesting criteria in the 2003 fiscal year. The exercise price is $1.25 per share.

(g)	Refers to stock options, granted in fiscal year 2000 and reissued in fiscal year 2002, to purchase 50,001 shares of our common stock, subject to vesting over a three year period, exercisable for five years at $1.27 per share.
(h)	Became an officer on February 12, 3003. Her reported fiscal year 2003 compensation covers the full fiscal year.

Stock Option Information

Option Grants in Fiscal 2003

The table below sets forth information concerning stock options granted during the fiscal year ended June 30, 2003 to the Named Executive Officers. The percentage of total stock options is based on 719,901 stock options granted to officers, directors, and employees during the 2003 fiscal year.

----------------  ----------  --------------  -----------  ----------
                  Number of
                  Securities  Percent of
                  Underlying  Total Options
                  Options     Granted to      Exercise of
                  Granted     Employees in    Base Price   Expiration
Name              (#)         Fiscal Year     ($/Sh)       Date
----------------  ----------  --------------  -----------  ----------
Michael W. Levin     500,000          69.5%         $1.00     6-30-08
Frances Blanco        25,000           3.5%         $0.50      4-5-08
Duncan Huyler         25,000           3.5%         $0.50      4-5-08
Duncan Yates          25,000           3.5%         $0.50      4-5-08
Donald Gunn           25,000           3.5%         $0.50      4-5-08
----------------  ----------  --------------  -----------  ----------

Option Exercises in Fiscal 2003 and Year End Option Values

The following table sets forth information concerning the value of unexercised stock options at June 30, 2003 for the Named Executive Officers. The dollar values of the options was determined by multiplying the number of stock options by the difference between the fair market value of a share of common stock underlying an option and the exercise price of the option. Out-of-the-money options are reported as having a dollar value of $0. The last sale price of a share of our common stock on June 27, 2003 was $0.45, as reported by AMEX.

-----------------  -----------  --------  ----------------------------  --------------------------
                   Number of
                   Shares                 Number of Unexercised         Value of Unexercised
                   Acquired     Value     Securities Underlying         In-the-Money Options
Name               on Exercise  Realized  Options at Fiscal Year End    at Fiscal Year End
                                          ----------------------------  --------------------------
                                          Exercisable    Unexercisable  Exercisable  Unexercisable
-----------------  -----------  --------  -----------    -------------  -----------  -------------
Michael W. Levin             0         0      250,000          250,000           $0             $0
Frances Blanco               0         0      107,741           25,000           $0             $0
Duncan Huyler                0         0      109,265           25,000           $0             $0
Duncan Yates                 0         0      125,430           25,000           $0             $0
Donald Gunn                  0         0       50,001           25,000           $0             $0
-----------------  -----------  --------  -----------    -------------  -----------  -------------

Securities Authorized for Issuance under Equity Compensation Plans

                                 Number of securities to    Weighted average
                                 be issued upon exercise    exercise price of      Number of securities
                                 of outstanding options,    outstanding options,   remaining available for
Plan category                    warrants and rights        warrants and rights    future issuance
------------------------------   -----------------------    =-------------------   -----------------------

Equity compensation plans                        338,406                   $1.70                   125,677
approved by securities holders

Equity compensation plans not                  3,374,000                   $2.80                         0
approved by security holders

Total                                          3,712,406                   $2.70                   125,677
------------------------------   -----------------------    =-------------------   -----------------------

Under our incentive stock option plan for employees, directors and consultants, which was adopted by our Board of Directors and approved by our shareholders on August 10, 1998, we reserved 500,000 shares of our common stock for issuance pursuant to exercises of incentive stock options. An incentive stock option entitles the holder to purchase a share of our common stock at a purchase price equal to the fair market value of the common stock on the day of grant. As of June 30, 2003, option holders have exercised options to purchase 35,917 shares of common stock, and we had outstanding incentive stock options to purchase 338,406 shares of common stock, exercisable, subject to vesting, for five or ten years from the date of grant at prices of $0.43 to $4.00.

Commencing fiscal year 2004, our outside directors are granted ten year stock options under the incentive stock option plan to purchase 10,000 shares of common stock, exercisable at the fair market value on the date of appointment to the Board. Outside directors will also be granted, annually, additional stock options to purchase 5,000 shares of common stock for continued service on the Board. Under our director compensation plan through 2003, our outside directors were granted stock options under the incentive stock option plan to purchase 10,000 shares of common stock, exercisable at the fair market value on the date of appointment to the Board, and granted, annually, additional options to purchase 5,000 shares of common stock on or about each July 1 for continued service on the Board.

In August 1998, we issued warrants to purchase 75,000 shares of common stock exercisable for five years at $4.00 per share for legal services.

In February 1999, we issued warrants to purchase 30,000 shares of common stock exercisable for five years at $5.00 per share for legal services.

Pursuant to employment agreements, amended as of March 5, 1999, each of Duncan Huyler, Vice President, and of Frances Blanco, Vice President, Treasurer and Secretary, stock options, which were reissued on May 6, 2001, to purchase up to 100,000 shares of common stock, subject to vesting upon Media Sciences attaining certain specified corporate milestones based upon corporate earnings, exercisable for five years at $1.25 per share. As of June 30, 2003, all 200,000 options are exercisable.

On December 13, 1999, we issued to each of Donald Gunn and another employee, stock options which were reissued on December 14, 2001, to purchase 50,001 shares of our common stock, subject to vesting over a three year period, exercisable for five years at $1.27 per share. As of June 30, 2003, all 100,002 options are exercisable.

From October 1999 to March 10, 2000, we conducted a private placement of 550,000 units of our securities and raised gross proceeds of approximately $5,500,000. Each unit consisted of one share of convertible preferred stock and a warrant, exercisable for five years at $4.50 per share, to purchase two shares of common stock. In connection with the private placement, we issued to the investors and consultants, including the placement agent and members of the selling group, an aggregate of 550,000 shares of preferred stock and 1,956,500 warrants, exercisable for five years, to purchase shares of common stock, as follows: 15,000 shares at $3.00 per share; 40,000 shares at $3.75 per share; 15,000 shares at $4.00 per share; 550,000 shares at $3.75 per share; 236,500 shares at $1.65 per share; and 1,100,000 shares at $4.50 per share.

Pursuant to an oral employment agreement effective as of July 2000, and as amended September 7, 2000, we issued to Duncan Yates stock options, which were reissued on May 6, 2001, to purchase up to 100,000 shares of common stock, of which stock options to acquire 50,000 shares vested immediately and stock options to acquire an additional 50,000 shares are subject to vesting upon us attaining certain specified corporate milestones, exercisable for five years at $1.25 per share. As of June 30, 2003, all 100,000 options are exercisable.

On May 31, 2001, we issued warrants to purchase up to 200,000 shares of our common stock exercisable for five years at $1.00 per share in consideration for consulting services.

On June 14, 2002, in connection with the issuance of short-term promissory notes, we issued warrants to purchase up to 87,500 shares of our common stock exercisable for five years at $1.00 per share.

On April 7, 2003, we issued to each of Duncan Huyler, Frances Blanco, Duncan Yates, Donald Gunn and Randy Hooker, stock options to purchase 25,000 shares of common stock. The stock options vest on April 6, 2004 and are exercisable until April 5, 2008 at $0.50 per share.

In June 2003, we issued to Michael Levin stock options to purchase up to 500,000 shares of common stock, exercisable at $1.00 per share and expiring in June 2008. Options to purchase 250,000 shares vested immediately and options to purchase an additional 250,000 shares vest ratably over the period July 1, 2003 through June 30, 2005.

Employment Agreement with Named Executive Officer

Michael W. Levin serves as our Chief Executive Officer and President pursuant to a five-year employment agreement that began as of July 1, 2003. His current annual salary for fiscal year 2004 is to be $200,000. We granted him 500,000 five-year stock options to purchase 500,000 shares of common stock. The exercise price for the stock options is $1.00 per share. Stock options to purchase 250,000 shares vested immediately and stock options to purchase an additional 250,000 shares are to vest ratably over the period July 1, 2003 through June 30, 2005 These stock options are cumulative and are subject to anti-dilution rights.

He is also entitled to receive:

o	death benefits of $100,000;
o	a fifteen-year term life insurance policy for $2,000,000;
o	a luxury automobile;
o	reimbursement for reasonable travel and other business related expenses;
o	six weeks vacation; and
o	medical and dental insurance; and
o	participation in any employee plan, perquisite and other benefits made available to Media Sciences’ employees or management in general.

We may also award him an annual performance bonus or other bonus as determined by the Board of Directors.

If we undergo a “change of control”, we must pay him an amount equal to 290% of his base compensation. He has the right to terminate his employment if we undergo a change in control. As defined in his employment agreement, a change of control refers to:

o	a change in our ownership or management that is required to be reported under the federal securities laws;
o	the acquisition, other than directly from Media Sciences, of 25% or more of our common stock or our voting securities by persons other than Media Sciences or Levin;
o	a change in a majority of the current Board of Directors, excluding a Board approved change that does not result from a proxy contest;

o	a reorganization, merger, consolidation or sale of substantially all of our assets, after which our shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or
o	shareholder approval of our liquidation or dissolution.

The employment agreement provides for termination for cause.

Stock Option Plan

Under our incentive stock option plan for employees, which was adopted by our Board of Directors and approved by our stockholders in 1998, we reserved 500,000 shares of our common stock for issuance pursuant to exercises of incentive stock options. An incentive stock option entitles the holder to purchase a share of our common stock at a purchase price equal to the fair market value of the common stock on the day of grant. As of June 30, 2003, under this stock option plan, option holders have exercised options to purchase 35,917 shares of common stock, and we had outstanding stock options to purchase 338,406 shares of common stock, exercisable, subject to vesting, for five or ten years from the date of grant at prices of $0.43 to $4.00. If we undergo a “change of control”, the incentive based stock options shall vest immediately.

Employee Profit Sharing Plan

We have a tax-qualified employee paired profit sharing plan sponsored by Scudder Financial Services, Inc. This 401(k) plan covers all of our employees that have been employed for at least six months and meet other age and eligibility requirements. Under the 401(k) plan, employees may choose to reduce their current compensation by up to 15% each year and have that amount contributed to the 401(k) plan. We make matching contributions equal to 25% of the employee’s contribution. In our discretion, we may contribute unmatched contributions. The 401(k) plan qualifies under Section 401 of the Internal Revenue Code, so that we can deduct contributions by employees or by us. Employee contributions to the 401(k) plan are fully vested at all times, and our contributions, if any, vest at the rate of 25% after two years and after two years at the rate of 25% a year until fully vested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Media Sciences’ directors and executive officers, and persons who own more than ten percent of Media Sciences’ common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Media Sciences’ common stock. Such persons are also required by SEC regulations to furnish Media Sciences with copies of all such Section 16(a) forms they file. As of June 30, 2003, the SEC no longer accepts paper submissions of such reports. Based solely on a review of the copies of such reports furnished to Media Sciences, to the best of its knowledge, Media Sciences is not aware of any material delinquencies in the filing of such reports during the 2003 year fiscal year, except that Denise Hawkins whose position was changed into an executive level position in February 2003 submitted a Form 3, as soon as reasonably practicable after obtaining her Edgar codes, on September 4, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Between August 2000 and September 2003, we borrowed an aggregate of $450,000 from the company’s President. The funds were used for general corporate purposes. The debt is structured through two notes payable. The first note, in the amount of $255,000, bears an interest rate of 10% per annum and is payable in monthly installments of interest only through May 2004. The second note, in the amount of $195,000, bears an interest rate of 20% per annum and is payable in monthly installments of interest only through May 2005.

On June 5, 2001, we issued a $400,000 promissory note and warrants to purchase up to 200,000 shares of our common stock at $1.00 per share to Consonance Services Group. The note matured on June 5, 2003 and bore a simple interest at the rate of 12% per year. The note was secured by a security agreement which covered all corporate assets. Two members of this investor group were persons who bear the following relationships with Media Sciences or with our officers and directors: Paul Baker is a director of Media Sciences and Mitchell Baker is the son of Paul Baker. On June 5, 2003, we repaid the $400,000 note due to the Consonance Services Group, through the issuance of eight, $50,000 promissory notes, due on June 5, 2005 and bearing a simple interest rate of 20%, payable quarterly, to the eight individuals comprising the Consonance Group. These notes are unsecured.

On July 2, 2001, we granted options to purchase 5,000 shares of common stock, exercisable for ten years at $2.00 per share to each of Paul Baker, Berthel SBIC, Brookstreet Securities Corporation, and Ed Ruzinsky in connection with their services on the Board of Directors.

On July 16, 2001, we granted options to purchase 10,002 shares of common stock, vesting over three years and exercisable for ten years at $1.70 per share, to Denise Hawkins under our employee stock option plan. On February 12, 2003 her position was made an executive position.

On September 11, 2001, our Board of Directors voted to offer our preferred stockholders the option to receive payment-in-kind, through a common stock issuance at $1.10 per share, the fair market value of our common stock on that date. On September 17, 2001, Berthal SBIC elected to its dividend payment through the payment-in-kind, totaling $57,500 and consisting of 52,273 shares of stock for the two periods ending March 31, 2001 and June 30, 2001.

On December 27, 2001, December 28, 2001 and January 11, 2002, Michael W. Levin purchased for the sum of $10,300 an aggregate of 10,000 shares of Media Sciences common stock in the open market at prices from $1.00 to $1.05 per share.

On May 22, 2002, Edwin Ruzinsky purchased 10,000 shares of Media Sciences common stock for $12,180 in the open market.

On June 14, 2002, we issued short-term promissory notes aggregating $175,000 and warrants to purchase up to 87,500 shares of our common stock exercisable for five years at $1.00 per share to seven note holders: Paul Levin, Frank and Edna Blanco, Nathan D. Watters, Adam H. Watters, Mitchell Baker, Esther Baker, and Harold and Marsha Kugelman. The notes matured in December 2002 and bore simple interest at the rate of 12% per year. In December 2002, we repaid the $175,000 borrowed in June through cash principal payments of $75,000 and through the issuance of new, one-year notes aggregating $100,000 and bearing simple interest of 20%, payable quarterly. The note holders were persons who bear the following relationships with Media Sciences or with our officers and directors: Paul Levin is the father of Michael W. Levin, President and Chairman of Media Sciences; Frank and Edna Blanco are the parents of Frances Blanco, Vice President and a director of Media Sciences; Mitchell Baker is the son of Paul Baker, a director of Media Sciences; and Esther Baker is the wife of Paul Baker. Three of the four new note holders are persons who bear the following relationships with Media Sciences or with our officers and directors: Paul Levin is the father of Michael W. Levin, President and Chairman of Media Sciences; Frank and Edna Blanco are the parents of Frances Blanco, Vice President and a director of Media Sciences; and Mitchell Baker is the son of Paul Baker, a director of Media Sciences. Each of Michael W. Levin, Frances Blanco, and Paul Baker disclaims beneficial ownership of these notes and related warrants, except that Paul Baker may be deemed the beneficial owner of the $25,000 note and 12,500 warrants acquired by his wife as part of the transaction.

On September 24, 2002, the Board of Directors made a determination, based on the achievement of certain corporate milestones in fiscal year ended 2002, that certain management personnel are deemed vested as of June 30, 2002, with the following options: Michael Levin, with 125,000 options exercisable at $1.375 per share; and each of Frances Blanco, Duncan Huyler and Duncan Yates, with 25,000 options exercisable at $1.25 per share. These options were previously granted under terms of the respective recipient’s employment agreements under certain vesting conditions in connection with the company attaining certain specified corporate milestones. As of June 30, 2003, the Board of Directors made a determination, based on the achievement of certain corporate milestones in fiscal year ended 2003, that certain management personnel are deemed vested as of June 30, 2003, with additional options, as follows: each of Frances Blanco, Duncan Huyler and Duncan Yates, with 25,000 options exercisable at $1.25 per share. These options were previously granted under terms of the respective recipient’s employment agreements under certain vesting conditions in connection with the company attaining certain specified corporate milestones. Previously issued options to Michael Levin, pursuant to an employment agreement effective as of May 1, 1998, and as amended September 1, 1998, to purchase up to 500,000 shares of common stock, subject to vesting upon Media Sciences attaining certain specified corporate milestones based upon corporate earnings, exercisable for five years at $1.375 per share, have expired.

On September 24, 2002, we granted options to purchase 5,000 shares of common stock, exercisable for ten years at $0.65 per share to each of Paul Baker, Berthel SBIC, and Ed Ruzinsky in connection with their services on the Board of Directors.

In October 2002, we borrowed $100,000 from Paul Baker, a director of Media Sciences. This loan matures in October 2003 and carries a 23% interest rate, with interest due monthly.

On November 19, 2002, Edwin Ruzinsky purchased 10,000 shares of Media Sciences common stock for $6,500 in the open market.

In December 2002, we borrowed $25,000 from Duncan Yates, an officer. This loan matures in December 2003 and carries a 23% interest rate, with interest due monthly.

The terms of the loans from our officers, directors, and others having relationships with our officers and directors were determined by the Board of Directors in light of our financial condition, the terms of previous borrowings from such persons, and the terms on which short-term loans were available from public resources. The terms of these loans were deemed fair to the company and viewed as arm’s length transactions. There are no ongoing contractual or other commitments with any of these persons resulting from these transactions, and there is no representation or assurances made that any of these persons will make any further loans to us.

On January 1, 2003, we granted options to purchase 10,000 shares of common stock, exercisable for ten years at $0.60 per share to Sagiv Shiv in connection with his services on the Board of Directors.

On April 7, 2003, we issued to each of Duncan Huyler, Frances Blanco, Duncan Yates and Donald Gunn, stock options to purchase 25,000 shares of common stock. The stock options vest on April 6, 2004 and are exercisable until April 5, 2008 at $0.50 per share.

On May 6, 2003, we granted options to purchase 10,000 shares of common stock, exercisable for ten years at $0.43 per share to each of Paul Baker and Ed Ruzinsky in connection with their services on the Board of Directors.

In June 2003, pursuant to an employment agreement effective as of July 1, 2003, we issued to Michael Levin stock options to purchase up to 500,000 shares of common stock, exercisable at $1.00 per share and expiring in June 2008. Options to purchase 250,000 shares vested immediately and options to purchase an additional 250,000 shares vest ratably over the period July 1, 2003 through June 30, 2005.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The table below sets forth, as of August 25, 2003, the shares of our common stock beneficially owned by each person known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock, except that the security ownership of management is provided in a separate table. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below.

All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of stock options, warrants, preferred stock, or other convertible securities are listed separately. For each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

----------------------------------------  -------------------    -----------------   --------
                                                                 Additional Shares
Name and Address                          Amount and Nature      Acquirable Within   Percent
of Beneficial Owner                       of Beneficial Owner    60 days             of Class
----------------------------------------  -------------------    -----------------   --------

Berthel SBIC, LLC                                      82,535          848,000 (a)      21.0%
  100 Second Street SE,
  Cedar Rapids, Iowa 52407
General Conference Corp. of Seventh-Day                28,750          350,000 (b)       9.6%
Adventists
  12501 Old Columbia Pike
  Silver Springs, MD 20904
Charles C. and Charles F. Bearoff                           0          350,000 (c)       8.9%
  P.O. Box 37
  Bridgeport, PA 19405
Brookstreet Securities Corporation                          0          270,900 (d)       7.0%
  2361 Campus Drive #210
  Irvine, CA 92612
David L. Rosier                                             0          263,850 (e)       6.9%
  c/o Brookstreet Securities Corporation
  2361 Campus Drive #210
  Irvine, CA 92612
----------------------------------------  -------------------    -----------------   --------
(a)	Includes shares of common stock which may be acquired upon the conversion of 100,000 series A preferred stock shares, at an assumed conversion rate of one preferred stock share into five shares of common stock, the exercise of options to acquire 25,000 shares, and the exercise of warrants to acquire 323,000 shares. The beneficial owners of Berthel SBIC are: Thomas J. Berthel, Chief Executive Officer and Chairman; Ronald O. Brendengen, Chief Financial Officer and Chief Operation Officer; Henry Royer, President; Leslie D. Smith, Secretary; and Julie K. Driscoll, Assistant Secretary.
(b)	Includes shares of common stock which may be acquired upon the conversion of 50,000 series A preferred stock shares, at an assumed conversion rate of one preferred stock share into five shares of common stock, and the exercise of warrants to acquire 100,000 shares.
(c)	Includes shares of common stock which may be acquired upon the conversion of 50,000 series A preferred stock shares, at an assumed conversion rate of one preferred stock share into five shares of common stock, and the exercise of warrants to acquire 100,000 shares.
(d)	Includes shares of common stock which may be acquired upon the exercise of stock options to acquire 15,000 shares and the exercise of warrants to acquire 255,900 shares. The beneficial owner of Brookstreet Securities Corporation is Stanley Brooks.
(e)	Includes shares of common stock which may be acquired upon the exercise of warrants to acquire 263,850 shares.

Security Ownership of Management

The table below sets forth, as of August 25, 2003, 2003, the shares of our common stock beneficially owned by each of our officers and directors, and by all of our officers and directors as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below.

All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of stock options, warrants, or other convertible securities are listed separately. For each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

The address of each of the persons named in the table is c/o Media Sciences International, Inc., 40 Boroline Road, Allendale, New Jersey 07401, except for Henry Royer whose address is c/o Berthel SBIC, 100 Second Street SE, Cedar Rapids, Iowa 52407.

----------------------------------------  -------------------    -----------------   --------
                                                                 Additional Shares
Name and Address                          Amount and Nature      Acquirable Within   Percent
of Beneficial Owner                       of Beneficial Owner    60 days             of Class
----------------------------------------  -------------------    -----------------   --------
Michael W. Levin                                    1,518,450         250,000  (a)      46.2%
Frances Blanco                                         40,775         107,741  (b)       4.0%
Duncan Huyler                                          40,775         109,265  (b)       4.1%
Duncan Yates                                           20,300         125,430  (b)       3.9%
Denise Hawkins                                              0           6,668  (c)       0.2%
Paul Baker                                             67,500          95,500  (d)       4.4%
Edwin Ruzinsky                                         20,000          35,000            1.5%
Donald Gunn                                            25,000          50,001  (b)       2.1%
Henry Royer                                            82,535         848,000  (e)      21.0%
Sagiv Shiv                                                  0          10,000            0.3%
----------------------------------------  -------------------    -----------------   --------
All present officers and directors
as a group (10 persons)                             1,815,335       1,637,605           66.2%
----------------------------------------  -------------------    -----------------   --------
(a)	Does not include stock options, scheduled to vest ratably over the period July 1, 2003 through June 30, 2005, exercisable into 250,000 shares.
(b)	Does not include stock options, scheduled to vest in April 2004, issued to each of Duncan Huyler, Frances Blanco, Duncan Yates and Donald Gunn, exercisable into 25,000 shares each.
(c)	Does not include stock options, scheduled to vest in July 2004, exercisable into 3,334 shares.
(d)	Assumes beneficial ownership of warrants held by spouse to purchase 12,500 shares of common stock, expiring on June 12, 2007.
(e)	Henry Royer's reported beneficial ownership refers to the beneficial ownership of Berthel SBIC.

Changes in Control

We do not have any arrangements that may result in a change in control.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

We are asking our stockholders to ratify the selection of Wiss & Company, LLP as our independent accountants for the quarterly reporting periods during the fiscal year ending June 30, 2004. Although stockholder action in this matter is not required, the Board of Directors believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of our financial controls and reporting. The affirmative vote of a majority of the votes of stockholders entitled to vote at the Annual Meeting at which a quorum is present is required to ratify the selection of Wiss & Company as our independent auditors. If our stockholders fail to ratify the appointment, the Board of Directors will reconsider the selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year, if the Board of Directors determines that such a change would be in the best interests of Media Sciences and our stockholders.

We will need to obtain new independent accountants prior to the completion of our fiscal year ending June 30, 2004. We have been informed by Wiss & Company that it will discontinue certain securities reporting auditing services during our fiscal year 2004. We have requested of Wiss & Company that Wiss & Company assist us in the process of selecting new independent accountants, and, Wiss & Company has agreed that it would assist us in such process. We do not believe that a change in accountants during fiscal year 2004 would have a material impact on our financial reporting obligations.

Wiss & Company has audited our financial statements for the fiscal years ended April 30, 1998, June 30, 1999, June 30, 2000, June 30, 2001, June 30, 2002 and June 30, 2003. Wiss & Company has advised us that Wiss & Company has no direct or indirect financial interest in Media Sciences or in any of its present or former subsidiaries, and that Wiss & Company has had, during the last three years, no connection with Media Sciences or any of our present or former subsidiaries or affiliates other than as independent auditors and related activities. A representative of Wiss & Company is expected to be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to speak, and will be available to respond to appropriate questions of stockholders.

The Audit Committee reviews audit and non-audit services performed by Wiss & Company as well as the fees charged by Wiss & Company for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence.

Audit Fees

The following table sets forth approximate aggregate fees billed to us for fiscal year 2003 by Wiss & Company:

         Audit Fees                                                      $46,624
         Financial Information Systems Design and Implementation Fees          0
         All Other Fees                                                    9,153
                  TOTAL FEES                                             $55,777

The fees reported under the category All Other Fees related primarily to services rendered in connection with tax matters.

The Audit Committee approved all services provided by, and all fees paid to, Wiss & Company. Commencing in fiscal year 2004, the Audit Committee will begin pre-approving all services.

Representatives of Wiss & Company will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions presented at the meeting.

Required Vote

The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is required to ratify the appointment of the independent auditor.

The Board of Directors recommends a vote “FOR”
the ratification of the selection of Wiss & Company, LLP.

PROPOSAL NO. 3
TO VOTE UPON THE RATIFICATION OF THE ISSUANCE OF
UP TO AN ADDITIONAL 4,022,522 SHARES OF COMMON STOCK
UNDERLYING SERIES A PREFERRED STOCK, IF NECESSARY,
IN EXCESS OF CURRENT CONVERSION TERMS, ASSUMING PREFERRED STOCKHOLDERS,
IN WHOLE OR IN PART, ELECT TO ACCEPT AN OFFER OF EXCHANGE
FOR THEIR PREFERRED STOCK OR SUCH PREFERRED STOCK IS OTHERWISE
CONVERTED PURSUANT TO THE TERMS OF THE SERIES A PREFERRED STOCK,
FOR AMEX ADDITIONAL SHARE LISTING PURPOSES.

Through this proposal, we are asking our stockholders, for purposes of complying with the American Stock Exchange (“AMEX”) listing standards, to ratify the issuance of 239,830 shares issued as preferred dividends and the issuance of up to 3,782,692 additional shares issued or issuable upon conversion of the outstanding preferred stock.

We have outstanding 547,500 shares of series A convertible stock. Our series A preferred stock bears a fixed dividend at an annual rate of 11.5%. We issued 239,830 shares in dividend payment. Each share of series A preferred stock is presently convertible into a maximum of five shares of common stock, and, if all shares are converted, that would yield a total of 2,737,500 shares of common stock. Prior to December 31, 2003, we will be providing our preferred stockholders an opportunity to convert or exchange their preferred stock and accompanying dividend and other rights and receive ten shares of unregistered common stock. If all preferred stockholders accept the offer, the preferred stockholders will be entitled to receive shares totalling 2,737,500 more than those issuable under the present conversion terms.

Our original AMEX listing application sought listing of only 1,692,308 shares issuable upon conversion of our preferred stock. Accordingly, we will need to seek the listing of an additional 4,022,522 shares.

The purpose of ratification is to comply with the listing requirements of the American Stock Exchange, to the extent applicable. Because the proposed conversion is not yet effective, we do not presently know if shareholder approval is required. Section 713 of AMEX’s Listing Standards, Policies and Requirements requires us to obtain shareholder approval as a prerequisite to approval of applications to list additional shares to be issued in connection with a transaction involving: (i) the sale, issuance, or potential issuance by the company of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the company equals 20% or more of presently outstanding common stock; or (ii) the sale, issuance, or potential issuance by the company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock. AMEX may delist the securities of any issuer that fails to comply with the listing agreements with AMEX.

Required Vote

The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is required to ratify the issuances in connection with dividend payments and shares issuable upon conversion of preferred stock for purposes of satisfying AMEX additional share listing requirements, if required.

The Board of Directors recommends a vote “FOR”
the vote for the ratification of the issuance of up to 4,022,522 additional shares, issued or issuable as dividend payment and upon conversion of preferred stock.

DESCRIPTION OF OUR SECURITIES

Common Stock

The holders of the common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of our directors can elect all of the directors, and in such an event, the holders of the remaining shares will be unable to elect any of our directors. Our certificate of incorporation does not provide that the holders of common stock have any preemptive right.

The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine, subject to the rights of the holders of our preferred stock. Upon our liquidation, dissolution, or winding up, the assets legally available for distribution to the stockholders will be distributed equally among the holders of the shares, subject to the rights of the holders of our preferred stock.

Preferred Stock

Our Certificate of Incorporation allows our Board of Directors to issue shares of preferred stock in one or more series. The Board can fix for each series, voting powers, designations, preferences and relative, participating, or other special rights to the extent permissible under the Delaware General Corporation Law. The Board has designated 1,000,000 shares as series A preferred stock. The Board, without a vote of the series A preferred stock holders, can increase the number of authorized series A preferred stock above the number of shares of series A preferred stock actually outstanding at any time.

The preferred stock does not carry voting rights.

Our series A preferred stock is convertible into shares of common stock. The holder can convert its series A preferred stock into shares of common stock beginning 30 days after the date of issuance. One share of preferred stock is presently convertible into five shares of common stock. The conversion rate is subject to a further adjustment on December 13, 2003. At that adjusted conversion rate, the number of shares of common stock receivable upon conversion shall equal $10 divided by 75% of the average bid price of our common stock during the 90 days preceding December 13, 2003, with a maximum conversion rate of one share of series A preferred stock into five shares of common stock.

While we have series A preferred stock outstanding, we will not materially and adversely alter the rights of the series A preferred stock without the consent of a majority of the series A preferred stock holders. Under certain circumstances, we can redeem the shares of series A preferred stock for $15.00 per share, plus all accrued and unpaid dividends. If we liquidate, wind-up or dissolve, we will pay to the holder, for each share of series A preferred stock, the sum of $10 plus unpaid dividends out of our available assets. Once paid, the holders of series A preferred stock will have no right or claim to any of the remaining assets of our company. If our assets are not enough to pay them, then the holders of series A preferred stock shall share ratably in such distribution of assets.

Dividends

We have never declared any cash dividends on our common stock. Future cash dividends on the common stock, if any, will be at the discretion of our Board of Directors and will depend on our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the Board of Directors may consider important.

Unless and until we have fully paid all dividends on the outstanding shares of series A preferred stock, we cannot declare or pay cash dividends, or distribute or set aside assets, for any of our other securities.

Our series A preferred stock bears a fixed dividend at an annual rate of 11.5%. Dividends are to be paid in cash each quarter in arrears. The first dividend payment occurred on January 1, 2000. Pursuant to an amendment to the Certificate of Designation of the Series A Preferred Stock, no payments of dividends or deferred dividends shall be made if Media Sciences is in default of its senior lending agreement or if such payment causes an event of default under the senior lending agreement.

In March 2001, our Board of Directors voted to defer, until fiscal year 2002, the cash payment of the preferred stock dividend for the periods ending March 31, 2001 and June 30, 2001 in order to conserve cash for the now settled litigation with Tektronix, Inc. and Xerox Corporation. Our preferred shareholders had the option to receive payment-in-kind, through a common stock issuance valued at $1.00 per share, the fair market value of our common stock on that date. In September 2001, our preferred shareholders were permitted the option to receive dividend payment for those two payments through payment-in-kind, through a common stock issuance valued at $1.10 per share, the fair market value of our common stock on that date. Through December 31,2001, thirty three shareholders elected to receive their dividend payments through the payment-in-kind, totaling $154,134 and consisting of 148,136 shares of common stock for the two periods ending March 31, 2001 and June 30, 2001. In June 2002, our Board of Directors voted to offer preferred shareholders the option to receive payment-in-kind for the dividend periods ending June 30, 2002 and September 30, 2002 in order to conserve cash flow, through a common stock issuance at $0.95 per share, the fair market value of our common stock on that date. Fourteen shareholders elected to receive their dividend payments through the payment-in-kind, totaling $87,112 and consisting of 91,694 shares of common stock for the two periods ending June 30, 2002 and September 30, 2002, of which 45,847 shares were issued as of June 30, 2002 and 45,847 shares were issued as of September 30, 2002. In December 2002, our Board of Directors voted to defer payment of the preferred stock dividends through the periods ending September 30, 2003. Our Board voted to accrue 6% simple interest on the deferred dividends, to be paid upon payment of the deferred dividends. For the one year ended June 30, 2003, we accrued $586,069 of stock dividends to our preferred shareholders and paid $43,556 in stock dividends through a common stock issuance at $0.95 per share.

PROPOSAL NO. 4
TO VOTE UPON THE RATIFICATION OF
THE ISSUANCES OF EMPLOYMENT-ISSUED STOCK OPTIONS
FOR 925,000 SHARES OF COMMON STOCK,
FOR AMEX ADDITIONAL SHARE LISTING PURPOSES

Through this proposal, we are asking our stockholders, for purposes of complying with the American Stock Exchange (“AMEX”) listing standards, to ratify the issuances of 900,000 shares underlying stock options granted to officers and employees in the course of employment agreements and employment services, and not issued pursuant to the Media Sciences Incentive Stock Option Plan.

The purpose of ratification is to comply with the listing requirements of the American Stock Exchange, to the extent applicable. Section 711 of AMEX’s Listing Standards, Policies and Requirements requires us to obtain shareholder approval as a prerequisite to approval of applications to list additional shares reserved for options granted or to be granted to officers, directors or key employees, regardless of whether or not such authorization is required by law or by the company’s charter, unless the issuance qualifies under a specified exception. AMEX may delist the securities of any issuer that fails to comply with the listing agreements with AMEX.

In order to comply with AMEX Listing Standards, we are requesting that you ratify the issuances described below.

New Plan Benefits to Management Pursuant to Employment in 2003

The table below summarizes stock options granted to executive officers and non-executive management level employees in connection with employment, and not issued pursuant to shareholder-approved equity compensation plans, during fiscal year ended 2003. The dollar values of the options was determined by multiplying the number of stock options by the difference between the fair market value of a share of common stock underlying an option and the exercise price of the option. Out-of-the-money options are reported as having a dollar value of $0. The last sale price of a share of our common stock on June 27, 2003 was $0.45, as reported by AMEX.

Name and Position                 Dollar Value ($)          Number of Options
------------------------------    ----------------          -----------------

Michael Levin, President                 $0                      500,000
Frances Blanco, Vice President           $0                      25,000
Duncan Huyler, Vice President            $0                      25,000
Duncan Yates, Vice President             $0                      25,000
Donald Gunn, Vice President              $0                      25,000
Executive Officers as a Group            $0                      600,000
Non-Executive Group                      $0                      25,000

On April 7, 2003, we issued to each of Duncan Huyler, Frances Blanco, Duncan Yates, Donald Gunn and Randy Hooker, stock options to purchase 25,000 shares of common stock. Randy Hooker is a non-executive employee. The stock options vest on April 6, 2004 and are exercisable until April 5, 2008 at $0.50 per share.

In June 2003, we issued to Michael Levin stock options to purchase up to 500,000 shares of common stock, exercisable at $1.00 per share and expiring in June 2008. Options to purchase 250,000 shares vested immediately and options to purchase an additional 250,000 shares vest ratably over the period July 1, 2003 through June 30, 2005.

Summary of Certain Stock Options to Management Pursuant to Employment in Prior Years

The table below summarizes stock options granted to executive officers and non-executive management level employees in connection with employment, and not issued pursuant to shareholder-approved equity compensation plans, during periods prior to fiscal year 2003. The dollar values of the options was determined by multiplying the number of stock options by the difference between the fair market value of a share of common stock underlying an option and the exercise price of the option. Out-of-the-money options are reported as having a dollar value of $0. The last sale price of a share of our common stock on June 27, 2003 was $0.45, as reported by AMEX.

Name and Position                 Dollar Value ($)     Number of Options
------------------------------    ----------------     -----------------

Michael Levin, President                  $0                 500,000      Expired, Unexercised
Frances Blanco, Vice President            $0                 100,000
Duncan Huyler, Vice President             $0                 100,000
Duncan Yates, Vice President              $0                 100,000

In 1998, we granted Michael W. Levin stock options, exercisable for five years at $1.375 per share, to purchase 500,000 shares of common stock. These stock options were to vest only after we achieve certain corporate levels of earnings: 125,000 stock options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000. These stock options expired in 2003. None of these stock options were exercised.

In fiscal year 1999 and reissued in fiscal year 2001, each of Frances Blanco and Duncan Huyler were granted five-year stock options to purchase up to 100,000 shares of common stock, subject to vesting only after we achieve certain corporate levels of earnings: stock options to acquire 25,000 shares can be exercised following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceed each of $500,000, $1,000,000, $1,500,000 and $2,000,000. For each of Blanco and Huyler, stock options to purchase 50,000 shares vested based upon the achievements of the first two vesting criteria in the 2000 fiscal year, stock options to purchase an additional 25,000 shares vested based upon the achievement of the third vesting criteria in the 2002 fiscal year, and stock options to purchase an additional 25,000 shares vested due to the achievement of the fourth vesting criteria in fiscal year ended 2003. The exercise price is $1.25 per share.

In 2001, we granted Duncan Yates stock options to purchase up to 100,000 shares of common stock, of which stock options to acquire 50,000 shares vested immediately and stock options to acquire an additional 50,000 shares subject to vesting only after we achieve certain corporate levels of earnings: stock options to acquire 25,000 shares can be exercised following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceed each of $1,500,000 and $2,000,000. Stock options to purchase an additional 25,000 shares vested based upon the achievement of the first vesting criteria in the 2002 fiscal year, and stock options to purchase an additional 25,000 shares vested based upon the achievement of the second vesting criteria in the 2003 fiscal year. The exercise price is $1.25 per share.

Required Vote

The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is required to ratify the issuances in connection with employment-issued stock options for purposes of satisfying AMEX additional share listing requirements, if required.

The Board of Directors recommends a vote “FOR”
the vote for the ratification of, for AMEX listing purposes, the issuance of up to 925,000 additional shares, issuable upon exercise of employment-issued stock options.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our next Annual Meeting and related proxy materials must be received by June 30, 2004. In addition, we must receive proposals of Media Sciences’ stockholders intended to be presented at the Annual Meeting of Media Sciences before August 30, 2004. Proposals for inclusion in our Proxy Statement or for presentation at the Annual Meeting must be submitted to us in writing at c/o Media Sciences International, Inc., 40 Boroline Road, Allendale, New Jersey 07401, Attention: Secretary. There are additional requirements regarding proposals of stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934. We did not receive any stockholder proposals in connection with this Proxy Statement and our Annual Meeting.

ANNUAL REPORT

We will mail without charge, upon written request, a copy of our annual report on Form 10-KSB, including the financial statements, schedules, and list of exhibits. Requests should be sent to: Media Sciences International, Inc., 40 Boroline Road, Allendale, New Jersey 07401, Attn.: Investor Relations.

FINANCIAL STATEMENTS

Our audited consolidated financial statements for the fiscal year ended June 30, 2003 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations are included in our Form 10-KSB and are incorporated by herein by reference.

OTHER ACTION AT MEETING

Our Board of Directors knows of no other matters, except the proposals in this Proxy Statement, for stockholder action at the Special Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements, the Board of Directors intends that the stockholders at the meeting will vote upon such matters in accordance with their best judgment.

By order of the Board of Directors /s/ Frances Blanco Frances Blanco Secretary

Allendale, New Jersey
October 29, 2003

All stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or to vote electronically via the Internet or telephone. Thank you for your prompt attention to this matter.

APPENDIX 1

Media Sciences International, Inc.
Audit Committee Charter

One committee of the board of directors will be known as the audit committee. The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls management and the board of directors have established and all audit processes.

 Composition

1.	The audit committee shall consist of at least three independent directors. An independent director is free of any relationship that could influence his or her judgement as a committee member. An independent director may not be associated with a major vendor to, or a customer of, the company. When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should recuse himself for any decisions that might be influenced by that relationship.

2.	Each member of the audit committee is required to be financially literate, as determined by the company's board of directors in its business judgement, or must be financially literate within a reasonable period of time after his appointment to the audit committee.

3.	At least one member of the audit committee must have accounting or related financial management expertise, as determined by the company's board of directors in its business judgement.

 General responsibilities

1.	The audit committee provides open avenues of communication among the management, the independent auditors and the board of directors.

2.	The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3.	The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4.	The committee will meet at least two times each year, more frequently if circumstances make that preferable. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5.	The committee will do whatever else the laws, the company's charter or bylaws or the board of directors require including compliance with rules and regulations of the American Stock Exchange, and the Sarbanes-Oxley Act.

 Responsibilities for engaging independent auditors

1.	The audit committee will select the independent auditors for company audits. The audit committee also will review and set any fees paid to the independent auditors and review and approve dismissal of the independent auditors.

2.	The audit committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the Controller and/or Chief Financial Officer.

3.	The audit committee will confirm and assure the independence of the independent auditors and the fees paid to them.

4.	The audit committee will consider, in consultation with the independent auditors, the annual audit scope and procedural plans made by the independent auditors.

5.	The audit committee and management will collaborate if either party believes there may be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.

6.	In order to assure the timely and efficient performance of the audit, the audit committee will coordinate the efforts of management and the independent auditors.

 Responsibilities for reviewing the annual audit and the review of quarterly and annual financial statements

1.	The audit committee will ascertain that the independent auditors view the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

2.	The audit committee will question management, and the independent auditors, regarding significant risks and exposures and will assess management's steps to minimize them.

3.	The audit committee will review the following with the independent auditors and management:

a.	The adequacy of the company's internal controls, including computerized information system controls and security.

b.	Any significant findings and recommendations made by the independent auditor, together with management's responses to them.

4.	Shortly after the annual examination is completed, the audit committee will review the following with management and the independent auditors:

a.	The company's annual financial statements and related footnotes.

b.	The independent audit of and report on the financial statements.

c.	The auditors qualitative judgment about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Anything else regarding the audit procedures or findings that Generally Accepted Auditing Standards (GAAS) requires the auditors to discuss with the committee.

5.	The audit committee will consider and review with management any significant findings during the year and management's responses to them.

6.	The audit committee will review the annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

7.	The audit committee will review the interim financial reports with management, the independent auditors before those interim reports are released to the public or filed with the SEC or other regulators.

8.	The audit committee will prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.

 Periodic responsibilities

1.	Review and update the committee's charter annually.

2.	Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent auditors.

3.	Review with the independent auditors, the results of their examination of compliance with the company's code of conduct.

4.	Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

APPENDIX 2

COMPENSATION COMMITTEE CHARTER
FOR
MEDIA SCIENCES INTERNATIONAL, INC.

Purpose of Committee :

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the”Board”) of Media Sciences International, Inc. (the “Company”) is (i) to perform the functions described below under “Committee Duties and Responsibilities” in order to discharge the Board’s responsibilities relating to compensation of the Company’s executives and (ii) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. In pursuing its purpose the Committee shall ensure that a proper system of long-term and shortterm compensation is in place for management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company.

Committee Duties and Responsibilities :

The Committee’s duties and responsibilities are to:

       1.     Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer's performance in light of those goals and objectives, set the compensation of the Chief Executive Officer. In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee should consider, among other factors, the Company's performance and relative shareholder return, the value of similar incentive awards for chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years;

       2.     Review, and make periodic recommendations to the Board with respect to, the general compensation, benefits and perquisites policies and practices of the Company, including, without limitation, the Company's incentive-compensation plans and equity-based compensation plans. In circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to Committee approval;

       3.     Produce an annual report on executive compensation for inclusion in the Company's proxy statement, and otherwise report to the shareholders of the Company in accordance with the rules and regulations of the U.S. Securities and Exchange Commission; and

       4.     Perform such other duties as the Board may assign to the Committee with respect to the Company's compensation policies.

Committee Membership :

The Committee shall consist of at least three members of the Board, two of which are, in the business judgment of the Board, “independent” under the rules of the Sarbanes-Oxley Act and the American Stock Exchange. The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

Committee Structure and Operations :

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least twice a year, at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee shall provide the Board with minutes of any meetings. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request. The Committee shall report to the Board at least once a year.

Performance Evaluation :

The Committee shall annually compare its performance with the requirements of this charter, set forth its objectives for the next year and recommend changes in this charter, if any, considered appropriate by the Committee. Such evaluation shall be reported to the Board in such manner as the Committee from time to time determines.

Surveys and Studies :

The Committee may conduct or authorize surveys or studies of matters within the Committee’s scope of responsibilities as described above, including, but not limited to, surveys or studies of compensation practices in relevant industries, to maintain the Company’s competitiveness and ability to recruit and retain highly qualified personnel, and may retain and terminate, at the expense of the Company, independent counsel or other consultants necessary to assist in any such survey or study. If any compensation consultant or firm is to assist in the evaluation of director, chief executive officer or senior executive compensation, the Committee shall have the sole authority to retain and terminate the compensation consultant or firm and approve such firm or person’s fees and other retention terms. Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

Adopted : May 6, 2003

[FORM OF PROXY]

PROXY

MEDIA SCIENCES INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
MEDIA SCIENCES INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 11, 2003 at 1:00 P.M. EST.

All stockholders are cordially invited to attend the annual meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy.

In order to assure your representation at the meeting, you are requested to complete, sign and date this proxy card as promptly as possible and return it in the enclosed envelope.

The undersigned stockholder of MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 29, 2003, and hereby appoints Frances Blanco, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of MEDIA SCIENCES INTERNATIONAL, INC. to be held on December 11, 2003 at 1:00 P.M., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 and at any adjournment(s) thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the right side.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE SEVEN NOMINEES FOR ELECTION, AND FOR THE RATIFICATION OF THE APPOINTMENT OF WISS & COMPANY, LLP, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

  (CONTINUED AND TO BE SIGNED ON THE REVERSE)

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

PROXY

MEDIA SCIENCES INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS
December 11, 2003 at 1:00 P.M. EST.

PLEASE INDICATE YOUR VOTE BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX NEXT TO THE NUMBERED PROPOSAL WITH BLUE OR BLACK INK ONLY.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE      [ x ]

1.       ELECTION OF DIRECTORS

         FOR all nominees listed below
         ---
         (except as marked to the contrary below):                   [        ]
                                                                      --------

         WITHHOLD AUTHORITY to
         ------------------
         vote for all nominees listed below:                         [        ]
                                                                      --------

         Nominees: Michael W. Levin, Frances Blanco, Paul C. Baker,
         Edwin Ruzinsky, Donald Gunn, Henry Royer and Sagiv Shiv.

         (INSTRUCTION: To withhold authority to vote for any
         ------------
         individual nominee, write that nominee's name on the
         space provided below)

         -----------------------------------------------------

2.       PROPOSAL TO RATIFY THE APPOINTMENT OF WISS & COMPANY, LLP AS
         INDEPENDENT PUBLIC ACCOUNTANTS OF MEDIA SCIENCES FOR THE FISCAL
         YEAR ENDING JUNE 30, 2004 UNTIL NEW ACCOUNTANTS ARE SELECTED.

                FOR                     [        ]
                                         --------
                AGAINST                 [        ]
                                         --------
                ABSTAIN                 [        ]
                                         --------

3.       THE RATIFICATION OF THE ISSUANCE OF UP TO AN ADDITIONAL 4,022,522
         SHARES OF COMMON STOCK UNDERLYING SERIES A PREFERRED STOCK, IF
         NECESSARY, FOR AMEX ADDITIONAL SHARE LISTING PURPOSES.

                FOR                     [        ]
                                         --------
                AGAINST                 [        ]
                                         --------
                ABSTAIN                 [        ]
                                         --------

4.       TO VOTE UPON THE RATIFICATION OF THE ISSUANCES OF EMPLOYMENT-ISSUED
         STOCK OPTIONS FOR 925,000 SHARES OF COMMON STOCK, FOR AMEX
         ADDITIONAL SHARE LISTING PURPOSES.

                FOR                     [        ]
                                         --------
                AGAINST                 [        ]
                                         --------
                ABSTAIN                 [        ]
                                         --------

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on October 24, 2003 are entitled to notice of and to vote at the meeting.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature  ________________________  Date:____________

Signature  ________________________  Date:____________

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.